UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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VAALCO ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VAALCO ENERGY, INC.

4600 Post Oak Place, Suite 309

Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, JUNE 8, 2005

Notice is hereby given that the Annual Meeting of the Stockholders of VAALCO Energy, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 8, 2005 at 10:00 a.m. in the Ambassador Room of The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, for the following purposes:

(1)	To elect three Class I directors to hold office for the ensuing three years and one Class II director to hold office for a term of one year.

(2)	To ratify the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent public accountants to audit the Company’s accounts for the fiscal year ended December 31, 2005.

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The stockholders of record at the close of business on April 8, 2005 will be entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

Gayla M. Cutrer
Secretary

April 19, 2005

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

VAALCO ENERGY, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, JUNE 8, 2005

This Proxy Statement is furnished to the record holders of common stock, par value $0.10 per share (“Common Stock”), of VAALCO Energy, Inc. (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting (“Meeting”) of stockholders to be held on Wednesday, June 8, 2005 at 10:00 a.m. in the Ambassador Room of The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, and any adjournment thereof.

Matters to be Considered at the Meeting

Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

(1)	The election of the Class I and Class II directors nominees (“Nominees”) to the Board of Directors named herein; and

(2)	The ratification of the appointment of Deloitte & Touche LLP as the independent public accountants to audit the Company’s accounts for the fiscal year ended December 31, 2005.

The Board of Directors is not presently aware of other proposals that may be brought before the Meeting. In the event other proposals are brought before the Meeting, the persons named in the enclosed proxy will vote in accordance with what they consider to be in the best interests of the Company and its stockholders.

Voting and Revocability of Proxies

Proxies in the form enclosed, properly executed by stockholders and received in time for the Meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the nominees for election of directors as listed herein and FOR ratification of Deloitte & Touche LLP as the independent public accountants to audit the Company’s accounts for the fiscal year ending December 31, 2005. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire. Any proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company at or prior to the Meeting, by duly executing a proxy bearing a later date or by voting in person at the Meeting. The mailing address of the Company’s principal executive offices is 4600 Post Oak Place, Suite 309, Houston, Texas 77027 (Tel. No. 713/623-0801). This Proxy Statement is being mailed on or about April 26, 2005 to stockholders of record of at the close of business on April 8, 2005 (the “Record Date”).

Voting and Quorum Requirements

At the close of business on the Record Date, there were outstanding and entitled to vote 56,217,284 shares of Common Stock. A complete list of all stockholders entitled to vote at the Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Meeting at the Company’s headquarters. Each share of Common Stock entitles the holder to one vote.

Regarding the election of directors, the enclosed form of proxy provides a means for stockholders to vote FOR the nominees as directed therein, to withhold authority to vote for one or more of the applicable nominees or to withhold authority to vote for all of the applicable nominees. With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal, or may abstain from voting. Unless a holder of Common Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company’s By-laws provide that directors are elected by a plurality of the votes cast. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total vote received by any particular candidate.

The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required for the ratification of the appointment of auditors for the current fiscal year. With respect to the ratification of the appointment of auditors, abstaining shares will be considered present at the Meeting for this matter so that the effect of abstentions will be the equivalent of a “no” vote. With respect to broker non-votes, the shares will not be considered present at the Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

The holders of a majority of the issued and outstanding Common Stock entitled to vote at the Meeting, present in person or represented by proxy, constitutes a quorum for purposes of the Common Stock. Broker non-votes and abstentions count towards the establishment of a quorum.

SECURITY OWNERSHIP OF PRINCIPAL

STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to the ownership of shares of Common Stock as of the Record Date by (i) each director and each executive officer of the Company, (ii) each nominee for director, (iii) all executive officers and directors of the Company as a group and (iv) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock. To the Company’s knowledge, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated. The address for each director and executive officer is 4600 Post Oak Place, Suite 309, Houston, Texas 77027, unless otherwise indicated below or in the footnotes.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Directors:
Robert L. Gerry, III	2,579,410	(1)	4.5%
W. Russell Scheirman	629,860	(2)	1.1%
Robert H. Allen	295,000	(3)	*
Arne R. Nielsen	76,000	(4)	*
William S. Farish	475,000	(5)	*
Luigi P. Caflisch	—		*
Common Stock owned by all directors and executive officers as a group (6 persons)	4,235,270		7.2%

5% Stockholders:

GLG Partners LP GLG North American Opportunity Fund Noam Gottesman Pierre Lagrange Phillippe Jabre 1Curzon Street London W1J 5HB England	4,407,969	(6)	7.8%

*	Less than 1%.
(1)	Includes 1,499,999 shares that may be acquired subject to options exercisable within 60 days at of which 1,333,333 are exercisable at $1.16 per share and 166,666 shares are exercisable at $3.85 per share. Also includes 956,000 shares held in a trust of which Mr. Gerry is a trustee and beneficiary.
(2)	Includes 629,166 shares that may be acquired subject to options exercisable within 60 days of which 529,166 are exercisable at $1.16 per share and 100,000 are exercisable at $3.85 per share.
(3)	Includes 175,000 shares that may be acquired subject to options exercisable within 60 days of which 100,000 are exercisable at $1.04 per share, 16,666 are exercisable at $1.16 per share and 50,000 are exercisable at $3.85 per share.
(4)	Includes 75,000 shares that may be acquired subject to options exercisable within 60 days of which 25,000 are exercisable at $1.04 per share and 50,000 are exercisable at $3.85 per share.
(5)	Includes 150,000 shares that may be acquired subject to options exercisable within 60 days of which 100,000 are exercisable at $4.26 per share and 50,000 are exercisable at $3.85 per share.
(6)	Based on Form 13G filed with the SEC on March 29, 2005. Based on this 13G, GLG Partners LP acts as the investment manager for GLG North American Opportunity Fund and has voting and dispositive control over the shares held by this fund. GLG Partners Limited is the general partner of GLG Partners L.P. Messrs. Gothesman, Lagrange and Jabre own and manage GLG Partners Limited, and as a result, each has voting and dispositive power over the shares of common stock.

ITEM 1.

ELECTION OF DIRECTORS

Nominees

Pursuant to the Company’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes that are elected for staggered three-year terms and hold office until their successors are duly elected and qualified. The term of the Class I directors, currently comprised of Messrs. Nielsen, Scheirman and Farish expires at the Meeting. The term of the Class II directors, currently comprised of Messrs. Allen and Caflisch expires in 2006. The term of the Class III director, currently comprised of Mr. Gerry, will expire in 2007.

The Class I nominees for election at the Meeting are Messrs. Scheirman, Nielsen and Farish.

The Class II nominee for election at the Meeting is Mr. Caflisch.

It is intended that all shares of Common Stock represented by the proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Meeting, the person or persons exercising the proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Meeting in order to eliminate the vacancy. The Nominees have consented to being nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Meeting. See “Stockholders’ Proposals for Next Annual Meeting.”

Directors and Executive Officers

The following table provides information with respect to the Nominees, all current directors and all present executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

Class I Director, Age and Position with the Company	Company Position Since
Arne R. Nielsen, 79, Director (Nominee)	1989
W. Russell Scheirman, 49, President, Chief Financial Officer and Director (Nominee)	1991
William S. Farish, 66, Director (Nominee)	2004

Class II Directors, Age and Position with the Company	Company Position Since
Robert H. Allen, 76, Director	2003
Luigi Caflisch, 73 (Nominee)	2005

Class III Director, Age and Position with the Company	Company Position Since
Robert L. Gerry III, 67, Chairman of the Board and Chief Executive Officer	1997

The following is a brief description of the background and principal occupation of each director (including each Nominee) and executive officer:

Robert H. Allen—Mr. Allen is the managing partner of Challenge Investment Partners, which is active in mining ventures in Canada, Greenland, Mexico, South America and Indonesia. He is a certified public accountant and a member of the Texas Society of CPA’s. He is the past Chairman, Chief Executive Officer and a Director of Gulf Resources and Chemical Corporation from which he retired in 1982. He is Regent Emeritus of Texas A&M University. Mr. Allen received his B.B.A. degree in 1951 from Texas A&M University.

Luigi P. Caflisch—Mr. Caflisch was appointed to the Board on April 6, 2005. Mr. Caflisch holds a Doctorate Degree with Honors in Geology and Geophysics from the University of Milan. Prior to his retirement, he spent 48 years in the Petroleum industry including 31 years with Gulf Oil and Chevron where his attention for many years was focused on hydrocarbon exploration on the African Continent. He served in Algeria, Libya, Nigeria, Angola, Gabon and Cabinda before being elevated to Chevron’s Management team where he shared responsibilities for directing the Company’s entire worldwide upstream operations. Mr. Caflisch served on the Board of Directors of PanOcean Energy from 1999-2004.

William S. Farish—Mr. Farish was appointed to the Board on November 28, 2004 and also serves on the Audit Committee. Mr. Farish has been President of W. S. Farish and Company, an investment firm in Houston, Texas and is the owner of Lane’s End Farms, a thoroughbred breeding facility in Versailles, Kentucky. He is also former Chairman of Churchill Downs, Inc. Mr. Farish served as the United States Ambassador to the Court of St. James from 2001 until mid 2004.

Robert L. Gerry III—Mr. Gerry has been Chairman of the Board and Chief Executive Officer of the Company since August 1997. Until August 1997, Mr. Gerry had been Vice-Chairman of Nuevo Energy Company (“Nuevo”) since February 1994. Prior to being appointed Vice-Chairman of Nuevo, Mr. Gerry had served as President and Chief Operating Office of Nuevo since its formation in March 1990. Mr. Gerry had been Senior Vice President of Energy Assets International Corporation (“EAIC”) since January 1989. For ten years prior to joining EAIC, Mr. Gerry was active as an independent investor concentrating on energy investments. He served on the Board of Directors of Nuevo Energy from 1990-2004 and was appointed as a member of Plains Exploration and Production Company Board of Directors in 2004. He has serves as a Trustee of Texas Children’s Hospital for 15 years.

Arne R. Nielsen—Mr. Nielsen has been a Director of the Company since March 1989. He is currently the Chairman and Director of Shiningbank Energy Income Fund. He served as the Chairman of the Board of Serenpet, Inc. from April 1995 through July 1996, President, Chief Executive Officer and Chairman of the Board of Poco Petroleums Ltd. from January 1992 through May 1994, and President and Chief Executive Officer of Bowtex Energy (Canada) Corporation from July 1990 through January 1992. Mr. Nielsen also served as the Chairman of the Board and Chief Executive Officer of Mobil Oil Canada from April 1986 to January 1989.

W. Russell Scheirman—Mr. Scheirman has served as the President of the Company since 1992, and as Chief Financial Officer and a Director of the Company since 1991. From 1991 to 1992, Mr. Scheirman was Executive Vice President of the Company. He was an Associate at McKinsey & Company, Inc. from 1989 to 1991, an investment banker with Copeland, Wickersham and Wiley from 1984 to 1989, and a Petroleum Reservoir Engineer for Exxon Company, U.S.A. from 1978 to 1984. Mr. Scheirman holds a B.S. (Summa Cum Laude) and M.S. in Mechanical Engineering from Duke University (1977 and 1978, respectively) and an M.B.A. from California Lutheran University (1984).

Mr. Nielsen is a Canadian citizen. All other officers and directors of the Company are United States citizens.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they filed with the SEC.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, the Company’s officers, directors and greater than ten percent stockholders had complied with all Section 16(a) filing requirements, except that Form 4s were filled late for Mrs. Cutrer, Messrs. Gerry, Scheirman, Nielsen, Farish and Allen.

Information Concerning the Operation of the Board of Directors

The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Directors are compensated for service on the Board of Directors or any committee thereof as follows:

•	$20,000 per annum payable in four quarterly installments;

•	$ 2,000 per Board meeting attended;

•	$ 1,000 per meeting for serving as Chairman of the Audit Committee; and

•	$ 500 per Audit Committee meeting attended.

During 2004, the Board of Directors of the Company met formally two (2) times and executed five (5) unanimous consents. All of the Company’s directors attended the meetings of the Board of Directors. The Company does not have a policy on whether directors are required to attend the Meeting. Last year 4 of the directors attended the 2004 annual meeting stockholders.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In carrying out this responsibility, the Audit Committee (i) reviews with the Company’s independent auditors the scope of the annual audit, (ii) reviews the independent auditors’ management letter and (iii) meets with the Company’s internal auditors. In 2003, the Board of Directors adopted an audit committee charter, which is available on the Company’s website at www.vaalco.com. The Audit Committee is comprised of Mr. Allen (Chairman), Mr. Nielsen and Mr. Farish. The Board of Directors has determined that Mr. Allen is a financial expert, as defined by the Securities Exchange Act of 1934. The Board of Directors has determined that all members of the Company’s Audit Committee are financially literate and independent, based on the definition of independence in the American Stock Exchange’s listing standards and applicable federal securities laws. The Board of Directors believes that all members of the Audit Committee possess the financial expertise necessary for the Audit Committee to properly fulfill its purpose. During 2004, the Audit Committee held three meetings at which all members were present.

Compensation Committee

The Compensation Committee establishes and approves the terms of employment of executive officers and reviews and approves management’s recommendations concerning compensation of certain other employees. The Compensation Committee is comprised of Messrs. Allen and Farish, both of whom are non-employee directors. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the American Stock Exchange. The Compensation Committee Charter is available on the Company’s website at www.vaalco.com. During 2004, the Compensation Committee held one meeting. All directors who were members of the Compensation Committee were present at the committee meeting.

Nominating Committee

The Company does not have a nominating committee or a Nominating Committee Charter. Rather, the independent directors participate in the consideration of director nominees. Based on the size of the Company, the size of the Board of Directors and the Board’s determination that 4 of the 6 members of the Board are independent under the American Stock Exchange Listing Standards, the Company believes a nominating committee is not necessary at this time. The Company will evaluate the necessity of a nominating committee in 2005.

Code of Ethics

In 2004, the Board adopted a code of ethics which applies to directors, officer and employees of the Company. The Board has not granted any waivers of the Code of Ethics. The Code of Ethics is accessible on the Company’s website at www.vaalco.com. In addition, the Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers which is also accessible on the Company’s website at www.vaalco.com. Any amendments to/or waivers of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers will be posted on the Company’s website.

Communication with the Board of Directors

In order to provide the Company’s stockholders with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. Stockholders may communicate with the Company’s directors by mail addressed in care of Gayla M. Cutrer, Corporate Secretary, VAALCO Energy, Inc., 4600 Post Oak Place, Suite 309, Houston, Texas, 77027.

Your communications should indicate that you are a stockholder of the Company. All communications received in accordance with these procedures will be reviewed initially by senior management of the Company. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication (a) does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; (b) relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; (c) is an advertisement or other commercial solicitation or communication; (d) is frivolous or offensive; or (e) is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable laws and regulations relating to the disclosure of information.

The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Audit Committee Report

The Company’s management is responsible for preparing the Company’s financial statements and implementing its internal accounting controls. Deloitte & Touche LLP, the Company’s independent public accountants, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In carrying out its responsibility to oversee these processes, the Audit Committee has reviewed the audited financial statements in the Company’s Annual Report for the year ended December 31, 2004 and discussed these financial statements with management and Deloitte & Touche LLP. The Audit Committee’s discussions with management and Deloitte & Touche LLP included a review of the quality of the accounting principles used to prepare the Company’s financial statements. The Audit Committee also discussed with Deloitte & Touche LLP such other matters as are required to be discussed with the Company’s independent auditors under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

Audit and Other Services

Deloitte & Touche LLP performed the audit of the Company’s consolidated financial statements for the year ended 2004 and 2003. The scope and all fees associated with audit and other services performed by Deloitte and Touche are pre-approved by the Audit Committee on an annual basis. The aggregate fees billed for 2004 and 2003 are set forth below:

	2004	2003
Audit Services:
Audit Fees	$157,000	$128,000
Audit-Related Fees	31,500	18,050

Total Audit Fees and Audit-Related Fees	188,500	146,050
Tax Fees	65,389	32,550
All Other Fees	—	—

Total	253,889	178,600

Audit Fees.    For the year ended December 31, 2004 and 2003, audit fees were for the audit of the Company’s annual financial statements and review of the Company’s interim financial statements.

Audit-Related Fees.    For the year ended December 31, 2004, fees billed to the Company by its principal accounting firm, Deloitte & Touche LLP, for audit related services were for Sarbanes-Oxley readiness consultation, debt compliance letters and the issuance of a consent associated with the filing of a Form S-3. For the year ended December 31, 2004, fees billed to the Company were for Sarbanes-Oxley readiness consultation, debt compliance letters and the issuance of a consent associated with the filing of a Form S-8.

Tax Fees.    For the years ended December 31, 2004 and 2003, fees billed to the Company for tax services were for review of federal and state income tax filings and for consultation in Gabon on payroll tax and value added tax matters.

The Audit Committee’s Charter provides that the Company’s independent auditor may provide only those services pre-approved by the Audit Committee. As part of the pre-approval process, the Audit Committee is to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The services to be pre-approved include annual audit services provided by the independent auditor, services which are reasonably related to the performance of the review or audit of our financial statements by the independent auditor, tax services and all other related services. The Audit Committee periodically establishes pre-approval levels for all services to be provided by the independent auditor. Any proposed services which exceed these pre-approval levels require specific pre-approval by the Audit Committee. In addition, the Audit Committee may delegate to a member(s), the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.

After reviewing the non-audit services provided by Deloitte & Touche LLP and engaging in discussions with Deloitte & Touche LLP regarding its independence, the Audit Committee determined that the non-audit services provided to the Company by Deloitte & Touche LLP were not inconsistent with Deloitte & Touche LLP’s status as independent auditors. The primary non-audit service provided by Deloitte & Touche LLP was the preparation of the Company’s tax returns and provision of guidance associated with the Company’s Sarbanes-Oxley compliance activities. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1.

Based on its reviews of the Company’s audited financial statements and the discussions with management and Deloitte & Touche LLP described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the SEC.

Robert H. Allen (Chairman)

Arne R. Nielsen

William S. Farish

COMPENSATION COMMITTEE REPORT

The compensation policy of the Company for determining executive compensation is performance based and focuses on management’s fundamental objective of maximizing long-term stockholder value. The Company’s executive compensation consists of a base salary, an annual bonus, and/or long-term equity-based incentives in the form of stock options. The Company’s compensation philosophy is to foster entrepreneurship at all levels of the organization by making long-term equity-based incentives, through the granting of stock options, a significant component of executive compensation. As a result, a significant portion of executive compensation relies on the Company’s common stock price achieving satisfactory long-term performance.

Base Salary

The Compensation Committee reviews and approves the salary ranges for the Company’s employees. Comparative data was accumulated for use by the Committee. The policy for determining salaries for executive officers is consistent with the administration of salaries for all other employees. Base salaries for executives are determined by assessment of the executive’s individual performance, the Company’s performance and consideration of competitive compensation levels for the markets in which the Company operates. In 2004, base salaries increased for certain officers, including the CEO, in order to make salaries competitive in the industry. The compensation comparator group includes independent oil and gas companies with international operations.

Bonus

The annual incentive component of executive’s compensation relates to specific accomplishments during the year in comparison to the Company’s budget goals. Annual incentive compensation will be paid in cash. The executive can receive a percentage of his salary based on the contribution from the individual to the overall Company goals. For 2004, based on obtaining the specified corporate goals of production growth, increase in net income and increase in cash flow from operations, and an evaluation of the individual performance of each executive officer, the Company’s executive officers were awarded a bonus, consisting of cash.

Long-Term Compensation

The purpose of the Long-term Compensation Plan is for key employees to be further aligned with shareholders and to be given the opportunity to share in the long-term performance of the company by achieving specific corporate financial and operational goals. The Corporation’s long-term incentive program consists of the 2001 Stock Incentive Plan and the 2003 Stock Incentive Plan (the “Stock Incentive Plans”). The Committee’s objective is to structure the executives’ long-term incentive compensation at a level comparable to the average of the comparator group. In 2004, no awards were made to these executives’ officers under these plans.

The Company has a broad-based employee stock option plan. The plan is designed to encourage stock ownership and entrepreneurship on the part of all employees. The plan aligns the interests of executive officers and employees with stockholders by linking a significant component of compensation to the long-term performance of the Company’s common stock. Individual grants are determined by an assessment of an individual’s current and expected future performance, level of responsibilities and the importance of his/her position with, and contribution to, the Company. Selected officers, managers and other employees may be eligible to participate in the plan. Participants are recommended by the CEO and approved by the Compensation Committee.

Compensation of Chief Executive Officer

The same criteria used to evaluate the salary, bonus, and long-term compensation of each executive officer is also used to determine the compensation of Robert L. Gerry, the Company’s Chairman and Chief Executive Officer. Mr. Gerry’s base salary is set based on the comparator group. Based on Mr. Gerry’s leadership in attaining the corporate goals for 2004, particularly reserve replacement, increase in production and obtaining and exceeding cash flow and net income targets, Mr. Gerry was awarded 100% of his annual salary as the bonus. In addition in January 2005, Mr. Gerry was granted an aggregate of 500,000 options to acquire shares of common stock which shall vest in three equal parts at twelve month intervals, with the first portion vesting upon award.

Robert H. Allen

William S. Farish

EXECUTIVE COMPENSATION

The following table sets forth all compensation, for each executive officer of the Company, including salaries, fees, bonuses and deferred compensation, paid or accrued for the account of such persons for services rendered in all capacities during the three-year period ended December 31, 2004. The Company does not maintain any pension plans for the persons named below or any other employees of the Company domiciled in the United States.

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Securities Underlying Options
Robert L. Gerry, III Chief Executive Officer Chairman of the Board	2004 2003 2002	$284,250 225,000 225,000	$281,250 225,000 150,000	0 2,000,000 0

W. Russell Scheirman President and Chief Financial Officer	2004 2003 2002	$200,000 160,000 160,000	$240,000 160,000 135,000	0 1,000,000 0

(1)	Fifty percent of Mr. Gerry’s bonus and seventeen percent of Mr. Scheirman’s 2004 bonus amount was deferred until 2005. Fifty percent of the 2003 bonus amounts for Mr. Gerry and Mr. Scheirman was deferred until 2004.

The aggregate amount of perquisites and other personal benefits paid to each executive officer has not exceeded the lesser of 10% of such officer’s annual salary and bonus or $50,000 during the past three years. No other compensation has been awarded to the Company’s executive officers. None of the executive officers of the Company hold any restricted stock.

Option/SAR Grants in 2005

One January 12, 2005, the Company granted 1,456,000 options at a price of $3.85 per share to fifteen employees, consultants and directors, including 500,000 options to Mr. Gerry and 300,000 options to Mr. Scheirman. The options have a term of five years, and vest one-third on date of issue, one third on January 12, 2006 and one third on January 12, 2007.

Aggregated Option/SAR Exercises in 2004 and Option/SAR Values At December 31, 2004

The following table sets forth as of December 31, 2004, certain information concerning options to purchase Common Stock that are held by the executive officers named in the Summary Compensation Table.

			Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable/ Unexercisable		Exercisable/ Unexercisable
Robert L. Gerry III			1,333,333/666,667	(2)	$3,626,666/$1,813,344
W. Russell Scheirman			611,666/333,334	(2)	$1,663,732/$906,668

(1)	Based on a stock price of $3.88 per share at December 31, 2004. The exercise price of all options held by executive officers on December 31, 2004 is $1.16.
(2)	Represents options to purchase Common Stock.

Performance Graph

The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on its common shares with the cumulative total return of the S&P 500 Index and the S&P/ TSX Capped Energy Index. For this purpose, the yearly percentage change in the Company’s cumulative total stockholder return is calculated by dividing (a) the sum of the dividends paid during the “measurement period,” and the difference between the price for the Company’s shares at the end and the beginning of the measurement period, by (b) the price for the Company’s common stock at the beginning of the measurement period. “Measurement period” means the period beginning at the market close on the last trading day before the beginning of the Company’s fifth preceding fiscal year, through and including the end of the Company’s most recently completed fiscal year. The Company first became listed on the American Stock Exchange on July 21, 2004.

	1999	2000	2001	2002	2003	2004
VAALCO Energy, Inc	$100	$61	$89	$237	$226	$626
S&P500 Composite	$100	$90	$78	$60	$78	$82
S&P/ TSX Capped Energy	$100	$146	$156	$173	$214	$276

ITEM 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP has been selected by the Company as its principal independent public accountants for the Company’s fiscal year ending December 31, 2005, and served in such capacity for the Company’s fiscal year ended December 31, 2004. The Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP to serve as the Company’s principal independent auditors for the fiscal year ending December 31, 2005. Unless otherwise indicated, all properly executed proxies received by the persons named in the enclosed proxy will be voted for such ratification at the Meeting.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of this firm, the Board of Directors will consider the selection of another firm of independent certified public accountants in the following year.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2006 must be received by the Company at its principal executive offices, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, no later than December 27, 2005, in order to be included in the proxy statement and form of proxy relating to that meeting. If the date of the 2006 annual meeting of stockholders is changed by more than 30 days from the date of the 2005 annual meeting of stockholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2006 annual meeting of stockholders.

The persons named in the Company’s form of proxy for the 2006 annual meeting of stockholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive timely notice by March 12, 2006, unless the Company changes the date of its 2006 annual meeting of stockholders by more than 30 days from the date of the 2005 annual meeting of stockholders, in which case the Company will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2006 annual meeting of stockholders.

If the date of the 2006 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the date of the 2005 annual meeting of stockholders, the Company shall, in a timely manner, inform stockholders of such change, by including a notice under Item 5 in its earliest possible quarterly report on Form 10Q. The notice will include the new deadline for submitting proposals to be included in the Company’s proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that stockholders submit their proposals by certified mail, return receipt requested.

OTHER MATTERS

The management of the Company knows of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The Company will pay all costs incurred in the solicitation of proxies. In addition to solicitation by use of the mails, certain officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. Arrangements may be made with brokerage firms or other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners of the voting securities of the Company.

FINANCIAL STATEMENTS

The Company will provide without charge to any stockholder as of the Record Date a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, upon written or oral request to the Investor Relations Department, VAALCO Energy, Inc., 4600 Post Oak Place, Suite 309, Houston, Texas 77027, telephone (713) 628-0801, or it may be downloaded from the Company’s internet website at www.vaalco.com.

By Order of the Board of Directors,

Gayla M. Cutrer

Secretary

April 19, 2005

REVOCABLE PROXY

VAALCO Energy, Inc.

X PLEASE MARK VOTES

AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS

JUNE 8, 2005

This Proxy is solicited by the Board of Director of VAALCO Energy, Inc. (the “Company”) for the Annual Meeting of Stockholder on June 8, 2005.

The undersigned hereby constitutes and appoints Robert L. Gerry, III and W. Russell Scheirman, or either of them, with full power of substitution and revocation to each, the and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of VAALCO Energy, Inc. to be held on June 8, 2005, at 10:00 a.m., Houston time, in the Ambassador Room of the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027 or any adjournment thereof (the “Annual Meeting”) and to vote the shares of Common Stock of the Company, $.10 par value per share (“Shares”) standing in the name of the undersigned on the books of the Company on the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting:

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above Co-holder (if any) sign above

For Withhold For All Except

1. PROPOSAL TO ELECT AS DIRECTORS of the Company nominee for the Class I position for a three-year term and nominee for Class II position for a one year term.

Director will hold office for the stated term or until his successor is elected and shall qualify. Nominee: Class I (3 year term): W. Russell Scheirman, William S. Farish and Arne R. Nielson; Nominee: Class II (1 year term): Luigi Caflisch. This will result in a total of four directors being elected to the Board of Directors.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

For Against Abstain

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the Independent auditors of the Company for the fiscal year ending December 31, 2005.

3. In their discretion, the proxies are authorized to vote upon such other matter as may properly come before the Annual Meeting.

The Board of Directors recommends a vote FOR the election of the nominees and FOR the foregoing proposals and if no specification is made, the Shares will be voted for said nominees and proposals.

The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

Signature should agree with name printed herein. Shares are held in name of more than one person EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Detach above card, sign, date and mail in postage paid envelope provided.

VAALCO Energy, Inc.

4600 Post Oak Place, Suite 309, Houston, Texas 77027

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

IN THE STAMPED PRE-ADDRESSED ENVELOPE ENCLOSED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.